                                                                    Exhibit 99.1

For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                 Marcia Horowitz
                                                                  (212)-843-8014
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR
Quarterly Cash Dividend

Wichita, Kansas                                                    June 14, 2006

Lone Star Steakhouse & Saloon,  Inc.  ("Lone Star" or "Company")  announced that the Board of Directors  declared the Company's  quarterly cash dividend of $.205 per share.  The dividend is payable July 10, 2006 to  shareholders  of record on
June 26, 2006.

Lone Star currently owns and operates 222 domestic Lone Star Steakhouse & Saloon restaurants,  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double
Eagle  Steak  House   restaurants  and  20  Texas  Land  &  Cattle  Steak  House restaurants.  Licensees  operate four  domestic and 13  international  Lone Star restaurants, and one domestic Del Frisco's Double Eagle Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein,  including  future  operating  performance,  comparable  sales  and  the development plans of the Company,  are reasonable,  any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.